EXHIBIT 99.1

Dot VN, Inc. Announces Significant Growth in Traffic to Internet Super Portal “www.INFO.VN”

SAN DIEGO – March 30, 2011 – Dot VN, Inc. (www.DotVN.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and operator of one of the most popular Vietnamese web portals INFO.VN (“Dot VN” or the “Company”), announced today that it is experiencing substantial increases in the online traffic across its INFO.VN web properties.  To date, the combined traffic from all of the INFO.VN portals is averaging over 298,000 pageviews per day and serves over 202,000 absolute unique visitors worldwide per day.

Designed to be the ultimate Internet portal that aggregates and organizes everything the Vietnamese Internet has to offer, INFO.VN is now ranked as the 216th most popular site in Vietnam, according to Alexa.com, an Internet tracking firm with an unparalleled database of information about site statistics.  Based on its current progress Dot VN expects to exceed 9,000,000 pageviews per month and 6,100,000 absolute unique visitors per month by the end of June.  Dot VN has begun monetizing INFO.VN and will begin offering banner ad sales as of the 1st of April.

“I am very pleased with the strong response and robust growth of our INFO.VN platform, especially in the area of pageviews which is a key determinant for online advertising revenue.  We are on track to break 9,000,000 monthly pageviews in the coming months and we expect this number to grow as our new services such as the online classified ads and job placement service launch,” said Dot VN CEO Thomas Johnson.

INFO.VN is built for individual and business users both in Vietnam and around the world as a main hub for news, entertainment and information available in one central and easy to navigate website.  The website is available in both Vietnamese (www.info.vn) and English (en.www.info.vn), making access easier for non-Vietnamese speaking users and offers a variety of services including a business directory and forthcoming classified ad and job placement service.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN.  The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region.  Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam.  For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com, www.en.INFO.VN
Register your “.vn” domains at:  www.VN